309733606 v2 ENDAVA 2018 SHARESAVE PLAN Adopted by the Board on 16 April 2018 and approved by Shareholders on 3 May 2018 Amended by the Board September 2020 Further amended by the Board effective 1 March 2025

309733606 v2 -2- Table of Contents Page 1. INTERPRETATION ............................................................................................................................ 3 2. PERIOD OF OPERATION OF THE PLAN ............................................................................................ 6 3. ISSUE OF INVITATIONS .................................................................................................................... 7 4. BOARD DECISIONS REGARDING ISSUE OF INVITATIONS ................................................................ 7 5. INVITATIONS MUST BE ISSUED TO ALL ELIGIBLE EMPLOYEES ........................................................ 7 6. CONTENT OF INVITATIONS TO APPLY FOR OPTIONS ...................................................................... 7 7. APPLICATIONS FOR OPTIONS .......................................................................................................... 8 8. EXPECTED REPAYMENT MUST EQUAL AGGREGATE EXERCISE PRICE ............................................. 9 9. SCALING DOWN .............................................................................................................................. 9 10. GRANT OF OPTIONS ...................................................................................................................... 10 11. OPTION CERTIFICATES .................................................................................................................. 11 12. OVERALL LIMITS ON GRANTS ........................................................................................................ 11 13. EXERCISE OF OPTIONS: GENERAL RULES ...................................................................................... 12 14. EXERCISE AFTER PLAN-RELATED EMPLOYMENT ENDS ................................................................. 12 15. EXERCISE AFTER THE OPTION HOLDER'S DEATH .......................................................................... 14 16. LAPSE OF OPTIONS ........................................................................................................................ 14 17. EXERCISE OF OPTIONS: PROCESS .................................................................................................. 15 18. RELATIONSHIP WITH EMPLOYMENT CONTRACT .......................................................................... 16 19. EXERCISE OF OPTIONS ON TAKEOVER OR OTHER CORPORATE EVENT ........................................ 17 20. ROLLOVER OF OPTIONS ................................................................................................................ 19 21. VARIATION OF SHARE CAPITAL ..................................................................................................... 20 22. NOTICES ........................................................................................................................................ 20 23. ADMINISTRATION AND AMENDMENT .......................................................................................... 21 24. GOVERNING LAW .......................................................................................................................... 22 25. JURISDICTION ................................................................................................................................ 23 26. THIRD PARTY RIGHTS .................................................................................................................... 23 27. DATA PRIVACY ............................................................................................................................... 23

309733606 v2 -3- ENDAVA 2018 SHARESAVE PLAN 1. Interpretation 1.1 The following definitions and rules of interpretation apply in the Plan. ADSs: American Depositary Shares, representing Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6. Adoption Date: the date of the adoption of the Plan by the Company. Applicable Laws: shall mean any applicable law, including without limitation: (a) the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Options are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. federal, state, local or foreign, applicable in the United Kingdom, United States or any other relevant jurisdiction. Associated Company: has the meaning given in paragraph 47 of Schedule 3. Board: the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan. Bonus Date: the earliest date on which a bonus is payable under the relevant Savings Contract. Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business. Company: Endava PLC incorporated and registered in England and Wales with number 05722669. Constituent Company: any of the following: (a) the Company; and (b) any Eligible Company specified by the Board (at the relevant time) to be a Constituent Company. Control: has the meaning given in section 719 of ITEPA 2003. Eligible Company: any company of which the Company has Control. Eligible Employee: a person who satisfies the following conditions:

309733606 v2 -4- (a) is an employee (but not a director) of a Constituent Company; (b) is an executive director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to their duties; (c) has earnings from the office or employment within (a) or (b) above that are general earnings (or would be, if there were any) subject to section 15 of ITEPA 2003; (d) on the relevant Grant Date, meets any qualifying period of continuous service with an Eligible Company (not exceeding five years before the Grant Date) that the Board may from time to time specify under rule 4.5; (e) any other employee or executive director of a Constituent Company who is nominated to participate by the Board. Exercise Price: the price (which shall be in pounds sterling) at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 21): (a) if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and (b) may not be less than 80% of the Market Value of a Share on the relevant Invitation Date. Expected Repayment: (a) in relation to any Option for which the Repaid Amount under the linked Savings Contract will be taken as including a bonus, the aggregate of the maximum amount of contributions repayable under the Savings Contract and the amount of any bonus and/or interest payable under the Savings Contract at the Bonus Date; and (b) in relation to any Option for which the Repaid Amount under the linked Savings Contract will be taken not to include any bonus, the maximum amount of contributions repayable under the Savings Contract. Grant Date: the date on which an Option is granted under the Plan. HMRC: HM Revenue & Customs. Invitation Date: a date on which invitations to apply for Options are, were, or are to be issued under the Plan. ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003. Key Feature: has the meaning given in paragraph 40B(8) of Schedule 3. Market Value: the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance,

309733606 v2 -5- on the relevant date. If Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction. NYSE Listing Date: the first date upon which the Shares are listed (or approved for listing) upon notice of issuance on the New York Stock Exchange. Option: a right to acquire Shares granted under the Plan. Option Certificate: a certificate setting out the terms of an Option. Option Holder: an individual who holds an Option. Personal Data: any personal information which could identify an Eligible Employee or Option Holder. Plan: this 2018 Sharesave Plan, as amended from time to time including any overseas sub-plans or other Sub-Plans. Redundancy: has the meaning given by the Employment Rights Act 1996. Relevant Restriction: a provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares. Repaid Amount: the amount received by way of repayments of contributions and payments of bonus or interest (if any) under the Savings Contract linked to the relevant Option. The Repaid Amount will not include the amount of any bonus, if the Board decides that it will not under rule 4.1 and notifies this to Option Holders at the Grant Date under rule 10.4. Rollover Period: any period during which Options may be exchanged for options over shares in another company under paragraph 38 of Schedule 3. Savings Arrangement: a certified SAYE savings arrangement (as defined in section 703 of the Income Tax (Trading and Other Income) Act 2005) that is nominated by the Board and by an officer of HMRC for the purposes of Schedule 3. Savings Contract: a savings contract under a Savings Arrangement. SAYE Code: has the meaning given in section 516(3) of ITEPA 2003. Schedule 3: Schedule 3 to ITEPA 2003. Schedule 3 SAYE option scheme: a scheme that meets the requirements of Schedule 3. scheme-related Employment: the office or employment by virtue of which a person is or was eligible to become an Option Holder.

309733606 v2 -6- Share Incentive Scheme: any arrangement to provide employees and/or directors with Shares. Shares: class A ordinary shares in the Company or, where applicable, an equivalent number of ADSs. Taxable Year : either: (a) the calendar year; or (b) if it ends later than the relevant calendar year, the 12 month period for which the company that employs the Option Holder is obliged to pay tax. 1.1. Rule headings shall not affect the interpretation of the Plan. 1.2. Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular. 1.3. Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders. 1.4. A reference to a statute or statutory provision is a reference to it as amended, extended or re- enacted from time to time. 1.5. A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision. 1.6. A reference to writing or written includes fax and email. 1.7. Any obligation on a party not to do something includes an obligation not to allow that thing to be done. 1.8. A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of the Plan) from time to time. 1.9. References to rules are to the rules of the Plan. 1.10. Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms. 2. Period of operation of the Plan Invitations to participate in the Plan may only be issued between: (a) the Adoption Date; and

309733606 v2 -7- (b) the tenth anniversary of the Adoption Date. 3. Issue of invitations 3.1 Subject to rule 2 invitations to apply for Options may be issued at any time. 3.2 Invitations to apply for Options must not be issued at any time if it would be in breach of Applicable Laws. 4. Board decisions regarding issue of invitations On each occasion that the Board decides to issue invitations to apply for Options, the Board must also decide: 4.1 whether or not Repaid Amounts will be taken to include a bonus; 4.2 whether to invite applications for three-year Options or five-year Options (or Options of such other standard periods as may then be available under the HM Treasury specifications for certified savings arrangements), or to offer a choice between those Option periods; 4.3 the minimum monthly contribution to be made under a Savings Contract linked to any Option granted as a result of the invitations. This must be between £5 and £10 (or any other minimum or maximum amounts specified in the HM Treasury specifications or Schedule 3 from time to time); 4.4 the maximum number, if any, of Shares over which Options may be granted on this occasion; 4.5 the minimum qualifying period of service, if any, with an Eligible Company for the purposes of defining who will be an Eligible Employee. This may not be longer than five years or any other maximum period then specified in paragraph 6(2)(b) of Schedule 3; 5. Invitations must be issued to all Eligible Employees On each occasion that the Board decides to issue invitations to apply for Options, those invitations must be sent to all Eligible Employees. 6. Content of invitations to apply for Options 6.1 Invitations to apply for Options must be in a form approved by the Board and must: (a) comply with rule 6.2; (b) include or be accompanied by invitations to apply to enter into appropriate Savings Contracts; and

309733606 v2 -8- (c) include a statement that each invitation is subject to these rules, the relevant Savings Contract prospectus and the SAYE Code and that those provisions will prevail over any conflicting statement. 6.2 Each invitation must specify (without limitation): (a) the minimum monthly contribution determined by the Board under rule 4.3; (b) the Exercise Price, or the method by which that Exercise Price will be notified to Eligible Employees; (c) whether Repaid Amounts will be taken to include a bonus; (d) whether applications may be made for three-year Options or five-year Options (or Options of such other standard periods as may then be available under the HM Treasury savings arrangement specifications) or whether there is a choice between those Option periods; (e) any limit on the number of Shares that may be placed under Option under rule 4.4, and, if there is such a limit, that applications will be scaled down in accordance with rule 9 if applications are received in excess of the limit; (f) that, to be considered for the grant of Options, completed applications should be received by the Board, or any person nominated to receive applications on behalf of the Board, by 5pm on the day falling 14 days after the Invitation Date; and (g) any minimum qualifying period of service which applies for the purpose of determining who is an Eligible Employee. 6.3 Any accidental failure or omission to deliver an invitation to any Eligible Employee will not invalidate the grant of Options. 7. Applications for Options Each application for an Option must be in a form approved by the Board and must: (a) state the period of the Option applied for; (b) incorporate or be accompanied by a completed application form to enter into a Savings Contract, in which the applicant agrees to make a monthly contribution of a specified amount; (c) state that, when aggregated with contributions made by the applicant under any other savings contracts linked to Schedule 3 SAYE option schemes, the proposed contribution will not exceed the maximum then permitted by paragraph 25(3)(a) of Schedule 3;

309733606 v2 -9- (d) if a limit has been specified under rule 4.4, state that, if applications are scaled down, applicants agree to the amendment or withdrawal of their applications in accordance with rule 9; (e) authorise the Company to deduct the appropriate monthly contribution from the applicant's pay and pay those deductions to the Savings Contract provider; (f) include the applicant's agreement to be bound by the terms of the Plan; and (g) state that: (i) the application is subject to these rules, the relevant Savings Contract prospectus and the SAYE Code; and (ii) those provisions will prevail over any conflicting statement. 8. Expected Repayment must equal aggregate Exercise Price 8.1 The Expected Repayment under a Savings Contract must, as nearly as possible, equal the amount required to be paid to exercise the linked Option in full. 8.2 Each application under rule 7 will be treated as being for an Option over the largest whole number of Shares that can be acquired at the relevant Exercise Price with the Expected Repayment under the linked Savings Contract. 9. Scaling Down 9.1 If the Board has specified a limit under rule 4.4 for a particular set of invitations and, in response to those invitations, the Board receives applications for Options over a total number of Shares which exceeds that limit, the Board shall scale down applications as set out in this rule 9. 9.2 Applications for Options shall be scaled down using the first of the methods in this rule 9 that will ensure that the limit the Board has specified under rule 4.4 is not exceeded. 9.3 The methods to be used to scale down applications are as follows: (a) if Repaid Amounts were intended to be taken to include a bonus, each application will instead be treated as an application for an Option under which Repaid Amounts will not be taken to include a bonus; (b) Repaid Amounts will not be taken to include a bonus and the amount by which the monthly savings contribution specified in each application exceeds £50 will be reduced pro rata; and (c) Repaid Amounts will not be taken to include a bonus and the amount by which the monthly savings contribution specified in each application exceeds the minimum contribution amount specified under rule 4.3 will be reduced pro rata.

309733606 v2 -10- 9.4 If scaling down cannot be achieved by any of the methods set out in rule 9.3: (a) the Board may decide not to continue with scaling down and decide instead that no Options will be granted as a result of the relevant invitations; or (b) if the Board decides to continue with scaling down, applicants will be selected by lot, and each selected applicant will be taken to apply for an Option of the shortest period and a monthly savings contribution of the minimum contribution amount that are specified in the invitation. 10. Grant of Options 10.1 An Option can only be granted to a person who is an Eligible Employee on the Grant Date. 10.2 Subject to rule 10.1 and rule 9.4, the Board must grant an Option to each person who has submitted a valid application under rule 7. 10.3 Each Option must be granted over the number of Shares for the relevant application determined in accordance with rule 8 and, if appropriate rule 9. 10.4 The Board must notify Option Holders at the Grant Date whether or not Repaid Amounts will be taken to include any bonus. This will be determined at the time of grant of each Option in accordance with: (a) the determination of the Board under rule 4.1; and (b) if the relevant applications were scaled down, the application of rule 9. 10.5 Options must be granted: (a) unless applications were scaled down under rule 9, not later than 30 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price; and (b) if applications were scaled down under rule 9, not later than 42 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price. 10.6 Options must not be granted at any time when that grant is prohibited by, or in breach of, any Applicable Laws. 10.7 Options are granted by the Company in a manner approved by the Board. 10.8 A single grant instrument (a deed poll) may be used to grant any number of Options. 10.9 The Company must not require any amount to be paid in consideration of the grant of an Option.

309733606 v2 -11- 11. Option Certificates 11.1 The Board must issue to each Option Holder an Option Certificate (in a form approved by the Board) as soon as possible after the Grant Date. 11.2 Each Option Certificate must set out (without limitation): (a) the Grant Date of the Option; (b) the number and class of the Shares over which the Option is granted; (c) the Exercise Price; (d) that the Option may be exercised from the Bonus Date of the Savings Contract linked to the Option, unless the Option lapses or becomes exercisable under these rules before that date; (e) that the Option will lapse on the date falling six months after the Bonus Date of the Savings Contract linked to the Option, unless it has been exercised or has lapsed under these rules before then (or a later lapse date applies under rule 16); (f) a statement that: (i) the Option is subject to these rules and the SAYE Code; (ii) those provisions prevail over any conflicting statement relating to the Option's terms; and (g) a statement specifying whether or not the Shares are subject to any Relevant Restriction and, if so, details of the Relevant Restriction. 12. Overall limits on grants Subject to adjustment under rule 20 and the terms of this rule 12, Options may be granted under the Plan (taking account of options granted under any of the overseas plans established pursuant to rule 23.3) in an aggregate amount up to 2,675,000 Shares (the Share Reserve). In addition, the Share Reserve will automatically increase on January 1st of the year following the year in which the NYSE Listing Date occurs and ending on (and including) January 1, 2028, in an amount equal to 2% of the total number of Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. If all or any part of an Option or option granted under any of the overseas plans established pursuant to rule 23.3 expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, or cancelled without having been fully exercised, the unused Shares covered by the

309733606 v2 -12- Option or option granted under any of the overseas established pursuant to rule 23.3 will, as applicable, become or again be available for Option grants under the Plan. 13. Exercise of Options: general rules 13.1 Subject to rule 13.3, rule 14 and rule 19, an Option may only be exercised: (a) when the Option Holder is an Eligible Employee; and (b) at any time within six months after the Bonus Date of the Savings Contract linked to that Option. 13.2 An Option cannot be exercised when exercise would be prohibited by Applicable Laws. 13.3 An Option Holder who is a director or employee of an Associated Company may exercise an Option at any time within six months after the Bonus Date of the Savings Contract linked to that Option. 13.4 An Option Holder who is subject to taxation in the USA (or their personal representatives) may exercise an Option under any rule of the Plan in the period ending on the 15th day of the third month following the end of the Taxable Year in which the Option first becomes exercisable, if that day falls before the date on which the relevant exercise period would otherwise end under these rules. 13.5 If a Repaid Amount is insufficient to exercise the Option linked to the relevant Savings Contract in full: (a) the aggregate Exercise Price paid to exercise the Option may not exceed the Repaid Amount; and (b) the number of Shares acquired on exercise of the Option may not exceed the number obtained by dividing the Repaid Amount by the Exercise Price for the Option and, if the result of that division is not a whole number, rounding it down to the nearest whole number. 14. Exercise after Plan-related Employment ends 14.1 An Option Holder who has ceased to hold Plan-related Employment for one of the reasons listed in rule 14.2 may exercise an Option at any time in the period ending on the earliest to occur of: (a) the date falling six months after the date on which the Plan-related Employment ceased; and (b) the date falling six months after the Bonus Date of the Savings Contract linked to that Option.

309733606 v2 -13- 14.2 Options may be exercised as set out in rule 14.1 if Plan-related Employment ends for one of the following reasons: (a) injury; (b) disability; (c) Redundancy; (d) retirement; (e) a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006; (f) if the Option Holder holds office or is employed in a company which is an associated company (which has the meaning given in paragraph 35(4) of Schedule 3, and not the meaning given to "Associated Company" in Rule 1.1), that company ceasing to be an associated company by reason of a change of control. For the purposes of this rule, "control" has the meaning given in section 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to "Control" in Rule 1.1. 14.3 An Option Holder who ceases to hold Plan-related Employment for any reason other than one listed in rule 14.2 may exercise an Option granted more than three years before the date on which Plan-related Employment ceased at any time in the period ending on the earliest to occur of: (a) the date falling six months after the date on which the Plan-related Employment ceased; and (b) the date falling six months after the Bonus Date of the Savings Contract linked to that Option. 14.4 An Option Holder will not be treated as ceasing to hold Plan-related Employment until that Option Holder ceases to hold any office or employment with: (a) the Company; (b) any Eligible Company or other company that is controlled by the Company; or (c) any company that: (i) controls the Company; or (ii) is controlled by a person or persons who also control the Company. In this rule, "control" has the meaning given in section 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to "Control" in rule 1.1.

309733606 v2 -14- 15. Exercise after the Option Holder's death Subject to rule 13.4, an Option may be exercised by the Option Holder's personal representatives at any time in the period starting immediately after the date of death and ending: (a) if the Option Holder died before the Bonus Date of the Savings Contract linked to that Option, the date falling 12 months after the date of death; or (b) if the Option Holder died on or within six months after the Bonus Date of the Savings Contract linked to that Option, the date falling 12 months after that Bonus Date. 16. Lapse of Options 16.1 Options may not be transferred or assigned or have any charge or other security interest created over them. An Option will lapse if the relevant Option Holder attempts to do any of those things. The transmission of an Option to an Option Holder's personal representatives on the death of the Option Holder will not cause an Option to lapse. 16.2 An Option will lapse on the earliest of the following: (a) any attempted action by the Option Holder falling within rule 16.1; (b) the date falling six months after the Bonus Date of the Savings Contract linked to the Option, if the Option Holder is alive at that time; (c) when the Option Holder's Plan-related Employment ceases, if the Option may not then be exercised after cessation under any part of rule 13 and the Option Holder is alive at that time; (d) unless non-payment arises when the Option may be exercised under rule 14 or rule 15 or when the Option may be exercised or exchanged under rule 19, the seventh occasion on which the Option Holder omits to make a payment under the Savings Contract linked to the Option; (e) unless notice is given when the Option may be exercised under rule 14 or rule 15 or when the Option may be exercised or exchanged under rule 19, the Option Holder giving notice to terminate that Savings Contract; (f) at the end of any period during which the Option may be exercised under rule 14, unless that period ended on the Option Holder's death; (g) if the Option Holder has died: (i) before the Bonus Date of the Savings Contract linked to the relevant Option, the date falling 12 months after the date of death; or (ii) on or within six months after the Bonus Date of the Savings Contract linked to the relevant Option, the date falling 12 months after that Bonus Date;

309733606 v2 -15- (h) the time specified for the lapse of the Option under rule 19; and (i) the bankruptcy of the Option Holder. 16.3 Where any part of rule 16.2 refers to the end of an exercise period, the end of the period must be determined without reference to rule 13.4, if it applies. 17. Exercise of Options: process 17.1 An Option may be exercised by the Option Holder giving a written exercise notice to the Company, that must: (a) set out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time: (i) the Option shall be treated as exercised only in respect of that lesser number; and (ii) any excess amount paid to exercise the Option must be refunded; (b) be made using a form approved by the Board; and (c) if the Company so requires, be accompanied by the relevant Option Certificate. 17.2 An exercise notice must be accompanied by a payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice, that is, or is derived from, the relevant Repaid Amount. If the Savings Contract provider permits, payment may take the form of a valid direction to the Savings Contract provider to repay to the Company the whole amount due to the Option Holder under the Savings Contract linked to the relevant Option. 17.3 Any exercise notice will be invalid to the extent that it is inconsistent with the Option Holder's rights and obligations under these rules and the relevant Option; 17.4 The Company may permit the Option Holder to correct any defect in an exercise notice (but is not obliged to do so). The date of any corrected exercise notice will be the date of the correction. 17.5 Shares must be allotted and issued (or transferred, as appropriate) within 30 days after a valid Option exercise, subject to the other rules of the Plan. 17.6 Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Option will rank equally in all respects with the other shares of the same class in issue at the date of allotment.

309733606 v2 -16- 17.7 Shares transferred in satisfaction of the exercise of an Option must be transferred free of any lien, charge or other security interest, and with all rights attaching to them, other than any rights determined by reference to a date before the date of transfer. 17.8 If the Shares are listed or traded on any stock exchange, the Company must apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be listed or admitted to trading on that exchange. 18. Relationship with employment contract 18.1 The rights and obligations of any Option Holder under the terms of the office or employment with any company will not be affected by being an Option Holder. 18.2 The value of any benefit realised under the Plan by Option Holders will not be taken into account in determining any pension or similar entitlements. 18.3 Option Holders and the directors and employees of Constituent Companies and Associated Companies (past and present) have no rights to compensation or damages on account of any loss in respect of the Plan where such loss arises (or is claimed to arise), in whole or in part, from termination of office or employment with any company. This exclusion of liability applies however termination of office or employment is caused and however compensation or damages may be claimed. 18.4 Option Holders and the directors and employees of Constituent Companies and Associated Companies (past and present) have no rights to compensation or damages on account of any loss in respect of the Plan (however the relevant circumstances are caused, and however compensation or damages may be claimed) where such loss arises (or is claimed to arise), in whole or in part, from: (a) any company ceasing to be a Constituent Company; (b) any company ceasing to be an Associated Company; (c) the transfer of any business from a Constituent Company to any person which is neither a Constituent Company nor an Associated Company; (d) any change to invitations made under the Plan, including any variation of their terms or timing, or their complete suspension or termination; (e) the lapse of any Option; (f) any failure by the Board to nominate an Eligible Company to be a Constituent Company; or

309733606 v2 -17- (g) any failure by the Board to make an invitation to apply for an Option to any person who is not at the relevant time an Eligible Employee, where it is in the Board's discretion to do so. 19. Exercise of Options on takeover or other corporate event 19.1 For the purposes of rule 19 and rule 20, a Relevant Event means: (a) a person (the Controller) obtaining Control of the Company as a result of: (i) making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or (ii) making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or (b) the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006 that is applicable to or affects: (i) all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or (ii) all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE option scheme; or (c) shareholders becoming bound by a non-UK reorganisation (as defined in paragraph 47A of Schedule 3) that is applicable to or affects: (i) all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or (ii) all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE option scheme; or (d) a person becoming bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006. 19.2 Subject to rule 20, if a Relevant Event occurs, an Option may be exercised: (a) within six months of a Relevant Event occurring under rule 19.1(a), rule 19.1(b), or rule 19.1(c); (b) at any time after a Relevant Event occurring under rule 19.1(d), for as long as that person remains so bound or entitled.

309733606 v2 -18- The Option shall lapse when it is no longer capable of being exercised under this rule 19.2 or released pursuant to rule 20. 19.3 If, as a result of a change of Control in the circumstances set out below, Shares will no longer satisfy the requirements of Part 4 of Schedule 3, Options may be exercised within the period of 20 days following the change of Control. The circumstances are: (a) a Relevant Event specified in rule 19.1(a); or (b) a change of Control occurs as a result of a Relevant Event specified in rule 19.1(b), rule 19.1(c) or rule 19.1(d). If an Option is not then exercised, it will lapse on the expiry of 20 days following the change of Control. 19.4 If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Options to be exercised during a period of 20 days ending with the Relevant Event. If an Option is exercised under this rule 19.4, it will be treated as having been exercised in accordance with rule 19.2. 19.5 If the Board makes arrangements for the exercise of Options under rule 19.4: (a) unless the Board determines otherwise any Option not exercised in accordance with those arrangements will lapse on the date of Relevant Event; and (b) if the Relevant Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised. 19.6 If a Relevant Event takes place in the course of any corporate reconstruction or reorganisation under which the ultimate beneficial ownership of the business of the Group Companies will remain the same, and the company that obtains Control offers to grant New Options (as defined below) in accordance with rule 20.1, then the Board may determine that: (a) Options may not be exercised; and (b) all Old Options shall lapse at the end of the Rollover Period to the extent that they are not released under rule 20.1. 19.7 In this rule 19 (but not rule 20.1), a person (P) will be deemed to have obtained Control of a company if P, and others acting with P, have obtained Control of it together. 19.8 If the Company passes a resolution for voluntary winding up, any Option may be exercised within six months after the resolution is passed, and it will lapse at the end of that period. 19.9 The Board must notify Option Holders of any event that may trigger the exercise of Options under this rule 19 within a reasonable period after the Board becomes aware of it.

309733606 v2 -19- 20. Rollover of Options 20.1 If as a result of a Relevant Event a company has obtained Control of the Company, each Option Holder may, by agreement with that company (Acquiring Company) within the Rollover Period, release each Option (Old Option) for a replacement option (New Option) as set out in this rule 20. 20.2 A New Option must: (a) be over shares in the Acquiring Company (or some other company falling within paragraph 39(2)(b) of Schedule 3) that satisfy the requirements of paragraphs 18 to 20 and 22 of Schedule 3; (b) be a right to acquire such number of shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the Shares subject to the Old Option immediately before its release; (c) have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total Exercise Price payable on complete exercise of the Old Option; and (d) be on terms otherwise identical to the Old Option immediately before the Old Option's release. 20.3 For the purposes of this rule 20, Rollover Period has the meaning given in paragraph 38(3) of Schedule 3. 20.4 A New Option granted under rule 20.1 will be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Plan. 20.5 The Plan will be interpreted in relation to any New Options as if references to: (a) the Company (except for those in the definitions of Constituent Company and Eligible Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and (b) the Shares were references to the shares subject to the New Options. 20.6 The Company will remain the scheme organiser of the Plan (as defined in paragraph 2(2) of Schedule 3) following the release of Options and the grant of New Options under rule 20.1. 20.7 The Acquiring Company must issue (or procure the issue of) an Option Certificate for each New Option as soon as reasonably practical.

309733606 v2 -20- 21. Variation of share capital 21.1 If there is a variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise), which affects (or may affect) the value of Options, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate. 21.2 An adjustment under rule 21.1 must meet the following requirements: (a) the total Market Value of Shares subject to the Option must be substantially the same immediately after the variation of share capital as immediately before the variation of share capital; (b) the total amount payable on the exercise of any Option immediately after the variation of share capital must be substantially the same as immediately before the variation of share capital; and (c) the Exercise Price for a Share to be newly issued on the exercise of an Option must not be reduced below that Share's nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay up the relevant Shares in full). 22. Notices 22.1 In this rule 22: (a) appropriate address means: (i) in the case of the Company, its registered office; (ii) in the case of an Eligible Employee or Option Holder, their home address; (iii) if the Option Holder has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in such notice; and (b) appropriate email address means: (i) in the case of the Company, the email address of the Company Secretary; (ii) in the case of an Eligible Employee or Option Holder, if they are permitted to receive personal emails at work, their work email address; 22.2 Any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

309733606 v2 -21- (a) delivered by hand or by pre-paid first-class post or other next working day delivery service at the appropriate address; (b) sent by fax to the fax number notified in writing by the recipient to the sender; or (c) sent by email to the appropriate email address. 22.3 Any notice or other communication given under this rule 22 shall be deemed to have been received: (a) if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address; (b) if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting, or at the time recorded by the delivery service; (c) if sent by fax, at 9.00 am on the next Business Day after transmission; and (d) if sent by email, at 9.00 am on the next Business Day after sending. 22.4 This rule 22 does not apply to: (a) the service of any notice of exercise pursuant to rule 17.1; and (b) the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution. 23. Administration and amendment 23.1 The Board shall direct the administration of the Plan. 23.2 The Board may amend, suspend or terminate the Plan at any time, provided that: (a) no amendment, suspension or termination may materially impair any Option outstanding at the time of such amendment without the affected Option Holder’s written consent. No Options may be granted under the Plan during any suspension period or after Plan termination. Options outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Option Certificate, as in effect before such suspension or termination; (b) for so long as the Plan is being operated as a Schedule 3 SAYE option scheme, the Board may not amend a Key Feature if the effect would be that the Plan would no longer be a Schedule 3 SAYE option scheme. If the Board amends a Key Feature while the Plan is being operated as a Schedule 3 SAYE option scheme, the Company shall make a declaration under paragraph 40B of Schedule 3 that the Plan continues to meet the requirements of Parts 2 to 7 of Schedule 3; and

309733606 v2 -22- (c) while Shares are listed on the New York Stock Exchange, the Board may not make any amendment to rule 12 without the prior approval of shareholders. 23.3 The Board may establish subplans or procedures under the Plan to operate in the United Kingdom and/or overseas territories (Sub-Plans) to take account of applicable tax, social security, employment, company, exchange control, trust or securities (or any other relevant) law, regulation or practice, or as may be necessary or appropriate in the Board’s discretion to satisfy Company intention, on any terms as the Board may determine provided that all Sub-Plans, taken together with the Plan, are subject to the limitation on awards set out in rule 12. 23.4 The cost of establishing and operating the Plan will be borne by the Constituent Companies in proportions determined by the Board. 23.5 The Company must ensure that, in order to satisfy the exercise of all Options, at all times: (a) it has sufficient unissued or treasury Shares available; or (b) arrangements are in place for any third party to transfer issued Shares, to satisfy the exercise of all the Options. 23.6 Any decision under the Plan, and whether to consider making such a decision, shall be entirely at the discretion of the Board. 23.7 The Board will determine any question of interpretation and settle any dispute arising under the Plan. In such matters the Board's decision will be final. 23.8 In making any decision or determination, or exercising any discretion under the rules, the Board shall act fairly and reasonably and in good faith. 23.9 The Company has no obligation to notify any Option Holder: (a) if an Option is due to lapse; or (b) when an Option is due to, or has, become exercisable. 23.10 The Company has no obligation to provide Option Holders with copies of any materials sent to the holders of Shares. 24. Governing law The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

309733606 v2 -23- 25. Jurisdiction 25.1 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims). 25.2 Each party irrevocably consents to any process in any legal action or proceedings under rule 25.1 above being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law. 26. Third party rights 26.1 A person who is not a party to the Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where such rights arise under any provision of the Plan for any employer or former employer of the Option Holder which is not a party. 26.2 Rule 26.1 does not affect any right or remedy of a third party which exists, or is available, apart from that Act. 27. Data privacy 27.1 As a condition for receiving an Option, each Option Holder acknowledges that the Company and any Eligible Company and any Associated Company may collect, use and transfer, in electronic or other form, personal data as described in this section among the Company and any Eligible Company and any Associated Company exclusively for implementing, administering and managing the Option Holder’s participation in the Plan. The Company (as above) may hold certain personal information about a Option Holder, including the Option Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or (as above); and Option details, to implement, manage and administer the Plan and Options (the “Data”). The Company (as above) may transfer the Data amongst themselves as necessary to implement, administer and manage an Option Holder’s participation in the Plan, and the Company (as above) may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Option Holder’s country, or elsewhere, and the Option Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Option, each Option Holder acknowledges that such recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Option Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Option Holder may elect to deposit any Shares. The Data related to an Option

309733606 v2 -24- Holder will be held only as long as necessary to implement, administer, and manage the Option Holder’s participation in the Plan. An Option Holder may, at any time, view the Data that the Company holds regarding such Option Holder, request additional information about the storage and processing of the Data regarding such Option Holder and recommend any necessary corrections to the Data regarding the Option Holder in writing, without cost, by contacting the local human resources representative. 27.2 For the purpose of operating the Plan in the European Union, the Company will collect and process information relating to Eligible Employees and Option Holders in accordance with the privacy notice which is provided to each Eligible Employee and Option Holder.

309864060 v3 ENDAVA PLC SHARE SUCCESS PLAN (sub-plan to the Endava 2018 Sharesave Plan) Adopted by the Board effective on 1 March 2025

309864060 v3 CONTENTS Clause Page 1. PURPOSE AND RELATION TO SHARESAVE ........................................................................ 1 2. ELIGIBILITY .............................................................................................................................. 1 3. ADMINISTRATION AND DELEGATION .................................................................................. 1 4. SHARES AVAILABLE FOR OPTIONS ..................................................................................... 1 5. OPTIONS .................................................................................................................................. 2 6. ADJUSTMENTS FOR CHANGES IN SHARES AND CERTAIN OTHER EVENTS ................. 4 7. GENERAL PROVISIONS APPLICABLE TO OPTIONS ........................................................... 6 8. MISCELLANEOUS .................................................................................................................... 8 9. DEFINITIONS ......................................................................................................................... 12 SCHEDULE 1 CSOP SUB-PLAN ........................................................................................................ 16 SCHEDULE 2 SHARE SUCCESS PLAN OPTION GRANT NOTICE (US) ......................................... 29 SCHEDULE 3 SHARE SUCCESS PLAN OPTION GRANT NOTICE (NON-US) ................................ 42 SCHEDULE 4 SHARE SUCCESS PLAN CSOP OPTION GRANT NOTICE ...................................... 51

309864060 v3 1 ENDAVA PLC Share Success Plan 1. PURPOSE AND RELATION TO SHARESAVE The Plan is a sub-plan to the Endava 2018 Sharesave Plan (the “Sharesave”) and has been adopted in accordance with rule 23.3 of the Sharesave. Other than as expressly provided herein, Options granted under the Plan shall be subject to the terms and conditions of the Plan which shall override and amend the rules of the Sharesave accordingly. The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company and/or its Subsidiaries by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section 9. 2. ELIGIBILITY Service Providers are eligible to be granted Options under the Plan, subject to the limitations described herein. On each occasion that the Administrator decides to grant Options, grants must be made to all Service Providers who meet any qualifying period of continuous service with a Company and/or a Subsidiary that the Board may from time to time specify in relation to the Plan and/or Options to be granted at that time. 3. ADMINISTRATION AND DELEGATION 3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine the number of Shares subject to an Option, grant Options, set Option terms and conditions, and designate whether such Options will cover Ordinary Shares or ADSs, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Option Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Option as it deems necessary or appropriate to administer the Plan and any Options. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Option. 3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time. 4. SHARES AVAILABLE FOR OPTIONS Rule 12 of the Sharesave (Overall limits on grants) shall apply to the Plan (including the CSOP Sub-Plan), Options granted hereunder and Shares issued in satisfaction of Options.

309864060 v3 2 4.1 Deed Poll. The Administrator may (but is not required to) grant Options by entering into a deed poll and, as soon as practicable after the Company has executed the deed poll, the Administrator shall enter into an Option Agreement. 4.2 Types of Shares. The Shares issuable under the Plan will be new shares, treasury shares or market purchase shares. 5. OPTIONS 5.1 General. The Administrator may grant Options to Service Providers subject to the limitations in the Plan. The Administrator will determine the number of Shares covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option. 5.2 Exercise Price. The Administrator will establish each Option’s exercise price and specify the exercise price in the Option Agreement. The exercise price will not be less than the nominal value of a Share. In addition. an Option granted to a Service Provider subject to United States taxation shall have an exercise price of no less than the Fair Market Value of a Share on the date of grant unless the Option is structured to be exempt from or in compliance with Section 409A. 5.3 Duration. Each Option will vest and be exercisable at such times and as specified in the Option Agreement, provided that the term of an Option will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the

309864060 v3 3 Participant and the Participant’s transferees to exercise any Option issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option issued to the Participant will terminate immediately upon the effective date of such Termination of Service). 5.4 Exercise. Options may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Option is exercised and (ii) as specified in Section 0 for any applicable taxes. Unless the Administrator otherwise determines, an Option may not be exercised for a fraction of a Share. 5.5 Payment Upon Exercise. Subject to Section 8.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by: (a) cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted; (b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator; (c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value; (d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date; (e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or (f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

309864060 v3 4 6. ADJUSTMENTS FOR CHANGES IN SHARES AND CERTAIN OTHER EVENTS 6.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 6, the Administrator will equitably adjust each outstanding Option as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Option and/or the Option’s exercise price or grant price (if applicable), granting new Options to Participants, and making a cash payment to Participants. The adjustments provided under this Section 6.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable. 6.2 Corporate Events. In the event of any Equity Restructuring, dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), capitalization, share issue, offer, subdivision, reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles (any “Corporate Event”), the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Laws or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles: (a) to provide for the cancellation of any such Option in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Option or realization of the Participant’s rights under the vested portion of such Option, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Option or realization of the Participant’s rights, in any case, is equal to or less than zero (as determined by the Administrator in its discretion), then the Option may be terminated without payment. In addition, such payments under this provision may, in the Administrator’s discretion, be delayed to the same extent that payment of consideration to the holders of Ordinary Shares in connection with the Corporate Event is delayed as a result of escrows, earn outs, holdbacks or any other contingencies;

309864060 v3 5 (b) to provide that such Option shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option; (c) to provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by Options covering the equity securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator; (d) to make adjustments in the number and type of shares (or other securities or property) subject to outstanding Options and/or with respect to which Options may be granted under the Plan and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options; (e) to replace such Option with other rights or property selected by the Administrator; and/or (f) to provide that the Option will terminate and cannot vest, be exercised or become payable after the applicable transaction or event. The Administrator need not take the same action or actions with respect to all Options or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Option. 6.3 Administrative Stand Still. In the event of any pending Corporate Event or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Option for up to sixty days before or after such transaction. 6.4 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class, issue, rights issue, offer or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 6.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Option or the Option’s grant or exercise price. The existence of the Plan, any Option Agreements and the Options granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any Corporate Event or (iii) sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Options (or portions thereof) differently under this Section 6.

309864060 v3 6 7. GENERAL PROVISIONS APPLICABLE TO OPTIONS 7.1 Transferability. Except as the Administrator may determine or provide in an Option Agreement or otherwise for Options, Options may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves. 7.2 Documentation. Each Option will be evidenced in an Option Agreement, which may be written or electronic, as the Administrator determines. Each Option may contain terms and conditions in addition to those set forth in the Plan. 7.3 Discretion. Except as the Plan otherwise provides, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option to a Participant need not be identical, and the Administrator need not treat Participants or Options (or portions thereof) uniformly. 7.4 Termination of Status. Subject to Applicable Laws, the Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Option and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Option, if applicable. 7.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes (which includes any social security contributions or the like) required by law to be withheld or paid by the Company or by an Subsidiary that is the employing entity of the Participant in connection with such Participant’s Options by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 8.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Option creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of

309864060 v3 7 an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding, provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Option creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Option under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence. 7.6 Amendment of Option; Repricing. The Administrator may amend, modify or terminate any outstanding Option, including by substituting another Option of the same or a different type and changing the exercise or settlement date. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Option, or (ii) the change is permitted under Section 6 or pursuant to Section 8.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not, except pursuant to Section 6, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or cancel outstanding Options in exchange for cash, other Options or Options with an exercise price per share that is less than the exercise price per share of the original Options. 7.7 Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Option conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares (including payment of nominal value) have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained. 7.8 Acceleration. The Administrator may at any time provide that any Option will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

309864060 v3 8 8. MISCELLANEOUS 8.1 No Right to Employment or Other Status. Notwithstanding Section 2 or any other provision of the Plan, no person will have any claim or right to be granted an Option, and the grant of an Option will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Option, except as expressly provided in an Option Agreement. References in this Section 8.1 to the Company shall, where applicable, include any Subsidiary. 8.2 No Rights as Shareholder; Certificates. Subject to the Option Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Option until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Option and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws. 8.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the Adoption Date of the Sharesave, but Options previously granted may extend beyond that date in accordance with the Plan. 8.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Share Reserve as defined in, and pursuant to, the Sharesave, may materially and adversely affect any Option outstanding at the time of such amendment without the affected Participant’s consent. No Options may be granted under the Plan during any suspension period or after Plan termination. Options outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Option Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. 8.5 Provisions for Foreign Participants. The Administrator may modify Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. 8.6 Section 409A.

309864060 v3 9 The following provisions only apply to Participants subject to tax in the United States. (a) General. The Company intends that all Options be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Option Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Options, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Options, including any such actions intended to (A) exempt this Plan or any Option from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Option’s grant date. The Company makes no representations or warranties as to an Option’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 8.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Option and will have no liability to any Participant or any other person if any Option, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A. (b) Separation from Service. If an Option constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Option upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Option Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.” (c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Option Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Option to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Option Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Option payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

309864060 v3 10 8.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Option, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith. 8.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. 8.9 Data Privacy. (a) As a condition for receiving any Option, each Participant acknowledges that the Company and any Subsidiary may collect, use and transfer, in electronic or other form, personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company (as above) may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company (as above); and Option details, to implement, manage and administer the Plan and Options (the “Data”). The Company (as above) may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company (as above) may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Option, each Participant acknowledges that such recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the

309864060 v3 11 storage and processing of the Data regarding such Participant and recommend any necessary corrections to the Data regarding the Participant in writing, without cost, by contacting the local human resources representative. (b) For the purpose of operating the Plan in the United Kingdom and the European Union, the Company will collect and process information relating to Participants in accordance with the privacy notice which is provided to each Participant. 8.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void. 8.11 Governing Documents. If any contradiction occurs between the Plan and any Option Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Option Agreement or other written document that a specific provision of the Plan will not apply. All Options will be subject to Applicable Laws on insider trading and any specific insider trading policy adopted by the Company. 8.12 Governing Law. The Plan and all Options will be governed by and interpreted in accordance with the laws of the United Kingdom, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the United Kingdom. 8.13 Claw-back Provisions. Options (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Option or the receipt or resale of any Shares underlying the Option) will be subject to any applicable Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd- Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Option Agreement. 8.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control. 8.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Options will be administered only in conformance with Applicable Laws. To the extent Applicable Laws

309864060 v3 12 permit, the Plan and all Option Agreements will be deemed amended as necessary to conform to Applicable Laws. 8.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder. 8.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Options, including amounts to be paid under the final sentence of Section 0: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Option, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation. 9. DEFINITIONS As used in the Plan, the following words and phrases will have the following meanings: 9.1 “ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6. 9.2 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. 9.3 “Applicable Laws” shall mean any applicable laws, including without limitation: (a) the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Options are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. federal, state, local or foreign, applicable in the United Kingdom, United States or any other relevant jurisdiction. 9.4 “Board” means the Board of Directors of the Company.

309864060 v3 13 9.5 “Cause” means (i) if a Participant is a party to a written employment agreement with the Company or any of its Subsidiaries or an Option Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries. 9.6 “Change in Control” means and includes each of the following: (a) a Sale; or (b) a Takeover. The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation. 9.7 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder. 9.8 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Option that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Option granted by the Committee that is otherwise validly granted under the Plan. 9.9 “Company” means Endava plc, registered in England and Wales with company number 05722669, or any successor. 9.10 “Control” shall have the meaning given in section 995 (2) of the UK Income Tax Act 2007, unless otherwise specified. 9.11 “CSOP Sub-Plan” means the CSOP Sub-Plan to the Plan adopted by the Board.

309864060 v3 14 9.12 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate. 9.13 “Director” means a Board member. 9.14 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended. 9.15 “Employee” means any employee of the Company or its Subsidiaries. 9.16 “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the price of Shares (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Options. 9.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended. 9.18 “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for Shares as quoted on such exchange for the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Option granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission. 9.19 “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively. 9.20 “Option” means an option to purchase Shares. 9.21 “Option Agreement” means a written agreement evidencing an Option, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan. 9.22 “Ordinary Share” means a class A ordinary share of £0.01 each in the capital of the Company. 9.23 “Participant” means a Service Provider who has been granted an Option. 9.24 “Plan” means this Share Success Plan.

309864060 v3 15 9.25 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act. 9.26 “Sale” shall mean the sale of all or substantially all of the assets of the Company. 9.27 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder. 9.28 “Securities Act” means the Securities Act of 1933, as amended. 9.29 “Service Provider” means an Employee or a Director who is an Employee. 9.30 “Share” means an Ordinary Share or the number of ADSs equal to an Ordinary Share. 9.31 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain. 9.32 “Takeover” shall mean if any person (or a group of persons acting in concert) (the “Acquiring Person”): (a) obtains Control of the Company as the result of making a general offer to: (i) acquire all of the issued ordinary share capital of the Company, which is made on a condition that, if it is satisfied, the Acquiring Person will have Control of the Company; or (ii) acquire all of the shares in the Company which are of the same class as the Shares; or (b) obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under Section 899 of the UK Companies Act 2006, or sanctioned under any other similar law of another jurisdiction; or (c) becomes bound or entitled under Sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the Shares; or (d) obtains Control of the Company in any other way. 9.33 “Termination of Service” means the date the Participant ceases to be a Service Provider.

309864060 v3 16 SCHEDULE 1 CSOP SUB-PLAN TO THE ENDAVA SHARE SUCCESS PLAN This sub-plan (the “CSOP Sub-Plan”) to the Plan is intended to take effect as a Schedule 4 Company Share Option Plan. The CSOP Sub-Plan incorporates all the provisions of the Plan (in its present form and as amended, amended and restated, modified or supplemented from time to time) except as modified in accordance with the provisions of this CSOP Sub-Plan. In the event of any conflict or inconsistency between the terms of the Plan and the rules of this CSOP Sub-Plan, the rules of this CSOP Sub-Plan shall take precedence. For the purposes of the CSOP Sub-Plan, the provisions of the Plan shall operate subject to the following modifications: 1. Interpretation In the CSOP Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings: (a) “Acquiring Company” means a company which obtains Control of the Company in the circumstances referred to in rule 22 hereof; (b) “ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6; (c) “Adoption Date” means the date on which the CSOP Sub-Plan is adopted by the Board; (d) “Associate” has the meaning given to that expression by paragraph 12 of Schedule 4; (e) “Constituent Company” means any of the following: (i) the Company; (ii) the UK Subsidiary; and (iii) any Eligible Company nominated by the Administrator to be a Constituent Company at the relevant time; (f) “Control” has the meaning given to that word by section 719 of ITEPA 2003 and “Controlled” shall be construed accordingly; (g) “Date of Grant” means the date on which an Option is granted under the CSOP Sub- Plan; (h) “Eligible Company” means any company of which the Company has Control, including any jointly owned company (as defined in paragraph 34 of Schedule 4):

309864060 v3 17 (i) which is treated as being under the Company’s Control under paragraph 34 of Schedule 4; and (ii) which is not excluded from being a Constituent Company under paragraph 34(4) of Schedule 4; (i) “Eligible Employee” means any employee of any Constituent Company who: (i) does not have a Material Interest (either on their own or together with one or more of their Associates), and has not had such an interest in the last 12 months; and (ii) has no Associate or Associates which has or (taken together) have a Material Interest, or had such an interest in the last 12 months; and (iii) is either: (A) not a director of any Constituent Company; or (B) a director of a Group Company who is required to devote at least 25 hours per week (excluding meal breaks) to their duties; (j) “Employee” means an employee of a Group Company; (k) “Exercise Price” means the price at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 25 hereof): (i) if the Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share (if applicable); and (ii) may not be less than the Market Value of a Share on the Date of Grant (or such earlier date as determined in accordance with paragraph 22 of Schedule 4); (l) “Existing EMI Options” means all qualifying options (as defined in section 527 of ITEPA 2003) that have been granted as a result of employment with the Company (or any other member of a group of companies to which the Company belongs) that can still be exercised; (m) “Group Company” means any of the following: (i) the Company; (ii) a company of which the Company has Control; and (iii) a jointly owned company (as defined in paragraph 34 of Schedule 4) that is: (A) treated as being under the Company's Control under paragraph 34 of Schedule 4; and

309864060 v3 18 (B) that is not excluded from being a Constituent Company under paragraph 34(4) of Schedule 4. (n) “HMRC” means HM Revenue and Customs; (o) “ITEPA 2003” means the UK Income Tax (Earnings and Pensions) Act 2003; (p) “Key Feature” means any provision of the CSOP Sub-Plan which is necessary to meet the requirements of Schedule 4; (q) “Market Value” means the market value of a Share as determined in accordance with the applicable provisions of Part VIII of the UK Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date. If Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction; (r) “Material Interest” has the meaning given to that expression by paragraph 9 of Schedule 4; (s) “Option” means a right to acquire Shares granted under the CSOP Sub-Plan; (t) “Option Agreement” means a written agreement between the Company and Participant evidencing the terms of an individual Option grant, subject to the rules of the CSOP Sub-Plan; (u) “Participant” means an Eligible Employee to whom an Option is granted pursuant to this CSOP Sub-Plan or, where the context permits, their personal representatives; (v) “Redundancy” has the meaning given by the UK Employment Rights Act 1996; (w) “Relevant CSOP Options” means all Options granted under the Plan (and any other Schedule 4 CSOP) as a result of employment with the Company (or any other member of a group of companies to which the Company belongs) that can still be exercised; (x) “Relevant Event” has the meaning given to such term in rule 22.1 hereof; (y) “Relevant Restriction” means any provision included in any contract, agreement, arrangement or condition to which sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares; (z) “Restrictions” has the meaning given to it in paragraph 36(3) of Schedule 4; (aa) “rule” means a rule of this CSOP Sub-Plan; (bb) “Schedule 4” means Schedule 4 to ITEPA 2003 as amended from time to time; (cc) “Schedule 4 CSOP” means a share plan that meets the requirements of Schedule 4; (dd) “Shares” means Ordinary Shares save that, where applicable, references to Shares shall include an equivalent number of ADSs;

309864060 v3 19 (ee) “Sufficient Shares” means the smallest number of Shares that, when sold, will produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale); (ff) “Tax Liability” means the pounds sterling total of any PAYE income tax and primary class 1 (employee) and, to the extent specified in the applicable Option Agreement, secondary class 1 (employer) national insurance contributions that the Company or any employer (or former employer) of a Participant is liable to account for as a result of the exercise of an Option; and (gg) “UK Subsidiary” means Endava (UK) Limited, with company number 03919935. 2. Establishment of the CSOP Sub-Plan and Compliance The Company has established the CSOP Sub-Plan as a subplan to the Plan under Section 8.5 of the Plan, which authorizes the Board to adopt subplans under the Plan. The CSOP Sub-Plan shall form part of the Plan and not a separate and independent plan. The CSOP Sub-Plan is intended to comply with Schedule 4. 3. Purpose of CSOP Sub-Plan The purpose of the CSOP Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favoured basis, of options to acquire Ordinary Shares under the Plan. 4. Companies participating in CSOP Sub-Plan The companies participating in the CSOP Sub-Plan shall be each a Constituent Company. 5. Shares used in CSOP Sub-Plan Options shall be granted over Ordinary Shares which form part of the ordinary share capital of the Company which satisfy the conditions specified in paragraphs 16-28 (inclusive) of Schedule 4. Options shall be settled in ADSs. 6. Grant of Options An Option granted under the CSOP Sub-Plan shall be granted under and subject to the rules of the Plan as modified by this CSOP Sub-Plan. 7. Identification of Options An Option Agreement issued in respect of an Option shall expressly state that it is issued in respect of an Option. An option which is not so identified shall not constitute an Option. 8. Contents of Option Agreement 8.1 An Option Agreement issued in respect of an Option shall specify: (a) the Date of Grant of the Option;

309864060 v3 20 (b) the number of Shares subject to the Option; (c) the Restrictions to which the Shares under Option are subject (if any); (d) the Exercise Price; (e) the vesting schedule imposed on the exercise of the Option (if any); (f) the date(s) on which the Option will ordinarily become exercisable; (g) the date(s) on which the Option will lapse; and (h) a statement that: (i) the Option is subject to these rules, Schedule 4 and any other legislation applying to Schedule 4 CSOPs; and (ii) the provisions listed in rule 8.1(h)(i) shall prevail over any conflicting statement relating to the Option’s terms. 9. Earliest date for grant of Options An Option may not be granted earlier than the Adoption Date. 10. Persons to whom Options may be granted 10.1 An Option may not be granted to an individual who is not an Eligible Employee at the Date of Grant. 10.2 If an Eligible Employee’s status changes such that the Eligible Employee is not an Employee, this shall be regarded as a termination of employment for the purposes of the CSOP Sub-Plan. 10.3 Sections 1, 2 and 5 of the Plan shall be construed accordingly. 11. Options non transferable 11.1 An Option shall be personal to the Eligible Employee to whom it is granted and, subject to rule 21 hereof, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate the Option. 11.2 Section 7.1 of the Plan shall be construed accordingly. 12. Limit on number of Shares placed under Option under CSOP Sub-Plan For the avoidance of doubt, Shares placed under Option under the CSOP Sub-Plan shall be taken into account for the purposes of the Share Reserve as defined in the Sharesave. 13. HMRC limit 13.1 An Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the Shares subject to all outstanding options granted to

309864060 v3 21 the Eligible Employee under the CSOP Sub-Plan or any other Schedule 4 CSOP would exceed sterling £60,000 or such other limit as may from time to time be specified in paragraph 6 of Schedule 4. For this purpose, if the Option is granted with the Exercise Price denominated in a currency other than United Kingdom sterling, the United Kingdom sterling equivalent of the Market Value of a share on any day shall be determined by taking the sterling/dollar exchange rate on the Grant Date (or such other date that HMRC has agreed can be used to determine the Exercise Price) as shown in the Wall Street Journal. 13.2 If the grant of an Option would otherwise cause the limit in rule 13.1 above to be exceeded, it shall take effect as the grant of an Option under the CSOP Sub-Plan over the highest number of Shares which does not cause the limit to be exceeded. 13.3 If the grant of any share option intended to be an Option (referred to in this rule 13.3 as the “Excess Option”) would cause the total Market Value of Shares subject to: (a) the Excess Option; and (b) all Relevant CSOP Options held by the relevant Eligible Employee; and (c) all Existing EMI Options held by the relevant Eligible Employee, to exceed £250,000 (or any other amount specified in section 536(1)(e) of ITEPA 2003 at the relevant time), the whole of that Excess Option shall take effect as a share option granted outside the CSOP Sub-Plan (but under the Plan and subject to the same terms and conditions as if it were an Option) and without the tax advantages available for Options. 14. Exercise of Options 14.1 A Participant may, subject to the vesting schedule, exercise an Option to the extent that it has vested in such Participant in accordance with the terms and conditions of the Plan, including this CSOP Sub-Plan. 14.2 Notwithstanding Section 5.2 of the Plan, the Exercise Price shall not be less than the Market Value (as defined in the CSOP Sub-Plan) of a Share on the Date of Grant and shall be stated on the Date of Grant. 14.3 Shares issued upon exercise of an Option will be issued only in the name of the Participant or, following their death, their personal representative. 14.4 A Participant may not exercise an Option at any time when the Participant: (a) has a Material Interest (any interests of the Participant’s Associates being treated as belonging to the Participant for this purpose); or (b) had a Material Interest in the 12 months before that time (any interests of the Participant’s Associates being treated as having belonged to the Participant for this purpose). 15. Performance criteria imposed on exercise of Option 15.1 Any performance criteria imposed on the exercise of an Option shall be:

309864060 v3 22 (a) objective; (b) such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and (c) stated on the Date of Grant. 15.2 If an event occurs as a result of which the Administrator considers that any performance criteria imposed on the exercise of an Option is no longer appropriate and amends or modifies the performance criteria, such amendment or modification shall: (a) be fair and reasonable in the circumstances; and (b) produce a measure of performance that is no more difficult to satisfy than the original. 16. Exercise of Options by Leavers 16.1 The period during which an Option shall remain exercisable following termination of employment, shall be stated at grant in the applicable Option Agreement, which period may not thereafter be altered. 16.2 A Participant who ceases to be an Employee due to: (a) injury; (b) disability; (c) retirement; (d) Redundancy; (e) the Participant’s employer ceasing to be a Group Company; or (f) a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006, will be a “Good Leaver” and may exercise their Option as provided in the applicable Option Agreement during the period of six months following the date the Participant ceases to be an Employee and the Option shall lapse at the end of such exercise period to the extent it is not exercised. 16.3 The provisions relating to the Company’s right to make a cash payment in lieu of the Shares on exercise of the Options as set forth in the Plan shall not apply to the CSOP Sub-Plan or any Option granted under it. 17. Latest date for exercise of Options The period during which an Option shall remain exercisable shall be stated in the Option Agreement and any Option not exercised by that time shall lapse immediately. Such period shall expire no later than the tenth anniversary of the relevant Date of Grant.

309864060 v3 23 18. Tax Liabilities 18.1 Each Option shall include a requirement that the Participant irrevocably agrees to: (a) pay to the Company, their employer or former employer (as appropriate) the amount of Tax Liability; or (b) enter into arrangements to the satisfaction of the Company, their employer or former employer (as appropriate) for payment of any Tax Liability. 18.2 If a Participant does not fulfil their obligations under rule 18.1 in respect of any Tax Liability arising from the exercise of an Option within seven days after the date of exercise and the Shares are readily saleable at that time, the Company shall withhold Sufficient Shares from the Shares which would otherwise be delivered to the Participant. From the net proceeds of sale of those withheld Shares, the Company shall pay to the employer or former employer an amount equal to the Tax Liability and shall pay any balance to the Participant. 18.3 Participants shall have no rights to compensation or damages on account of any loss in respect of Options or the CSOP Sub-Plan where such loss arises (or is claimed to arise), in whole or in part, from the CSOP Sub-Plan or any Option granted under it ceasing to be, or not qualifying as, a Schedule 4 CSOP. 19. Manner of payment for Shares on exercise of Options 19.1 The amount due on the exercise of an Option shall be paid: (a) in cash or by cheque or banker’s draft and may be paid out of funds provided to the Participant on loan by a bank, broker or other person; or (b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator. 19.2 For the avoidance of doubt, the amount may not be paid by the transfer to the Company of Shares or by a “net exercise”. 19.3 Section 5.5 of the Plan shall be construed accordingly. 20. Issue or transfer of Shares on exercise of Options 20.1 Notwithstanding any provision of the Plan to the contrary, subject only to compliance by the Participant with the rules of the CSOP Sub-Plan and to any delay necessary to complete or obtain: (a) the listing of the Shares on any stock exchange on which Shares are then listed;

309864060 v3 24 (b) such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable, the Company shall, as soon as reasonably practicable after the date of exercise of an Option, issue or transfer to the Participant, or procure the issue or transfer to the Participant of, the number of Shares specified in the notice of exercise and shall deliver to the Participant, or procure the delivery to the Participant of, a share certificate in respect of such Shares (unless the Shares are held in uncertificated book entry form) together with, in the case of the partial exercise of an Option, an Option Agreement in respect of, or the original Option Agreement endorsed to show, the unexercised part of the Option. 21. Death of Participant 21.1 If a Participant dies, their personal representatives shall be entitled to exercise their Options as provided in the Option Agreement for the twelve-month period following their death. If not so exercised, the Options shall lapse immediately. 21.2 Section 7.4 of the Plan shall be construed accordingly. 22. Change in Control 22.1 Exchange of Options If a person (the “Acquiring Company”) (a) a person (the “Controller”) obtains Control of the Company as a result of: (i) making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or (ii) making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or (b) a court sanctions a compromise or arrangement under section 899 of the UK Companies Act 2006 that is applicable to or affects: (i) all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or (ii) all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or (c) shareholders become bound by a non-UK reorganisation (as defined by paragraph 35ZA of Schedule 4) that is applicable to or affects: (i) all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or

309864060 v3 25 (ii) all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or (d) a person becomes bound or entitled to acquire Shares under sections 979 to 985 of the UK Companies Act 2006, (each being a “Relevant Event”) a Participant may, at any time during the period set out in rule 22.2 hereof by agreement with the Acquiring Company, release their Option in whole or in part in consideration of the grant to them of a new option (“New Option”) which is equivalent to the Option but which relates to shares in the Acquiring Company (or some other company falling within paragraph 27(2)(b) of Schedule 4) (“New Shares”). 22.2 Period allowed for exchange of Options The period referred to in rule 22.1 is the applicable period defined in paragraph 26(3) of Schedule 4. 22.3 Meaning of “equivalent” The New Option shall not be regarded for the purpose of this rule 22 as equivalent to the Option unless: (a) the New Shares satisfy the conditions specified in paragraphs 16 to 18 and 20 inclusive of Schedule 4; and (b) save for any performance criteria imposed on the exercise of the Option, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the CSOP Sub-Plan as it had effect immediately before the release of the Option; and (c) the total Market Value, immediately before the release of the Option, of the Shares which were subject to the Option is substantially the same as the total Market Value, immediately after the grant of the New Option, of the New Shares determined using a methodology agreed by HMRC; and (d) the total amount payable by the Participant for the acquisition of the New Shares under the New Option is substantially the same as the total amount that would have been payable by the Participant for the acquisition of the Shares under the Option. 22.4 Date of grant of New Option The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option. 22.5 Application of CSOP Sub-Plan to New Option

309864060 v3 26 (a) In the application of the CSOP Sub-Plan to the New Option, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively. (b) The Company will remain the scheme organiser of the CSOP Sub-Plan (as defined in paragraph 2(2) of Schedule 4) following the release of the Options and grant of New Options under rule 22.1 hereof. (c) The Acquiring Company shall issue (or procure the issue of) an option certificate or option agreement for each New Option. 22.6 Interaction with Section 6.2 of the Plan (a) References in Section 6.2 of the Plan to cancellation, assumption or substitution, adjustment to the kind of shares, replacement or termination of Options, shall be disapplied for the purposes of the CSOP Sub-Plan. (b) In the event that a “Corporate Event” does not fall within rule 22.1 above, or where it does, but an Acquiring Company does not agree to grant a New Option, or if a New Option would not be regarded as ‘equivalent’ in accordance with rule 22.3 above, the Administrator shall give written notice to the Participants and all Options shall be exercisable to the extent vested (or to such greater extent as the Administrator so determines, including in full if determined by the Administrator) up to 20 days before a Corporate Event save that any Option exercised in anticipation of a Corporate Event that does not take place within such 20 day period will be treated as not having been exercised. (c) Subject to rules 22.1, 22.6(b), and 22.6(e), an Option may be exercised, to the extent vested on the date of the Relevant Event (or to such greater extent as the Administrator so determines, including in full if so determined by the Administrator): (i) within six months of a Relevant Event occurring under rules 22.1(a), 22.1(b), or 22.1(c); (ii) at any time after a Relevant Event occurring under rule 22.1(d), continuing for as long as that person remains so bound or entitled, and (iii) the Administrator may determine that the Option shall lapse when it ceases to be exercisable under this rule 22.6(c). (d) If: (i) a Relevant Event specified in rule 22.1(a) occurs; or (ii) a change of Control occurs as a result of a Relevant Event specified in rule 22.1(b), 22.1(c) or 22.1(d); and, as a result of the change of Control, Shares will no longer satisfy the requirements of Part 4 of Schedule 4, the Administrator may permit Participants to exercise Options to the extent vested and subject to any

309864060 v3 27 performance criteria being met at the date of the change of Control (or to such greater extent as the Administrator so determines, including in full if so determined by the Administrator) during the period of 20 days following the change of Control. Options that are not exercised, will lapse at the expiry of 20 days following the change of Control. (e) If a Relevant Event takes place in the course of any corporate reconstruction or reorganisation under which the ultimate beneficial ownership of the business of the Group Companies will remain the same, and the company that obtains Control offers to grant New Options in accordance with rule 22.1, then rule 22.6(c) shall not apply and all of the Participant’s Options shall lapse at the end of the period referred to in rule 23.2 hereof to the extent that they are not released under rule 22.1. 23. Rights attaching to Shares issued on exercise of Options All Shares issued on the exercise of an Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Shares in issue at the date of such exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise. 24. Amendment of CSOP Sub-Plan Notwithstanding Sections 3.1 and 8.4 of the Plan, no amendment to a Key Feature of the CSOP Sub-Plan shall take effect if, as a result of the amendment, the CSOP Sub-Plan would no longer be a Schedule 4 CSOP. 25. Adjustment of Options 25.1 Notwithstanding Sections 3.1, 6.1 and 6.2 of the Plan, no adjustment may be made to an Option (i) other than in accordance with paragraph 22 of Schedule 4 and (ii) in the event of a demerger or payment of a capital dividend or similar event. 25.2 Where an adjustment to an Option is made, the total Market Value of the Shares subject to the Option and the total amount payable on the exercise of the Option before and after the adjustment must be the same. 26. Exercise of discretion by the Administrator In exercising any discretion which it may have under the CSOP Sub-Plan or any Option Agreement, the Administrator shall act fairly and reasonably and in good faith. 27. No Employment or Other Service Rights 27.1 The following additional wording shall be included at the end of Section 8.1 of the Plan: 27.2 “A Participant waives all and any rights to compensation or damages under the Plan in consequence of the termination of their office or employment with the Company or a Subsidiary for any reason (including, without limitation, any breach of contract by their employer or former employer).”

309864060 v3 28 28. Disapplication of certain provisions of Plan 28.1 The provisions of the Plan dealing with: (a) the ability to modify, amend or reprice Options; (b) Compliance With Code Section 409A; (c) the ability to change the class of securities; (d) the ability to adjust the kind of securities under Option and make cash payments in respect of Options; and (e) action by the Administrator in connection with a Corporate Event in relation to the substitution or cash cancellation of Options. shall not form part of, and shall be disregarded for the purposes of the CSOP Sub-Plan and any Option granted under it.

309864060 v3 29 SCHEDULE 2 SHARE SUCCESS PLAN OPTION GRANT NOTICE (US) ENDAVA PLC Capitalized terms not specifically defined in this Share Success Plan Option Grant Notice (US) (the “Grant Notice”) have the meanings given to them in the Share Success Plan (as amended from time to time, the “Plan”) of Endava Plc (the “Company”). The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (including any special terms and conditions for the Participant’s country set forth in the attached appendix (the “Appendix” and together, the “Agreement”)), both of which are incorporated into this Grant Notice by reference. Participant: Grant Date: Exercise Price per Share: Number of Shares Subject to the Option: Type of Shares Subject to the Option [ADSs] Total Cost to acquire Shares under Option: USD Final Expiration Date: The day following the Exercise Date (as defined in the Option Agreement) Vesting Commencement Date: [Insert] Vesting Schedule: 1/36th of the total Shares under Option will vest on the one-month anniversary of the Vesting Commencement Date, and 1/36th of the total Shares will vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to Participant remaining continuously a Service Provider as of each such date. Exercisability Schedule: In accordance with Section 2 of the Agreement. Type of Option: Non-Qualified Option

309864060 v3 30 Mandatory Sale to Cover Withholding Taxes and Exercise Price: As a condition to acceptance of this Option, to the fullest extent permitted under the Plan and Applicable Laws, the payment of the Exercise Price, withholding taxes and other tax related items will be satisfied through the sale of a number of the Shares subject to the Option as determined in accordance with Section 3.3 of the Agreement and the remittance of the cash proceeds to the Company. Under the Agreement, the Company is authorized and directed by the Participant to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the taxes required to be withheld. The mandatory sale of Shares to cover the Exercise Price and withholding taxes and tax related items is imposed by the Company on the Participant in connection with the receipt of this Option, and it is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to meet the requirements of Rule 10b5-1(c). By Participant’s signature below, Participant confirms that they do not hold any material non-public information and are not subject to a blackout period in accordance with any Company insider trading policy and agrees to be bound by the terms of this (i) Grant Notice, (ii) the Plan, (iii) the Agreement, (iv) any compensation recovery policy that is adopted by the Company or compensation recoupment requirement otherwise required by applicable law, including but not limited to the [Company’s clawback policy for recoupment of incentive compensation (All-Employee)]1[Company’s clawback policy for recoupment of incentive compensation (Executive Officers)]2 [and the Company’s Incentive Compensation Recoupment Policy 2023]3 as may be amended, restated, supplemented or otherwise modified from time to time, and (v) any Group Company policy that may be applicable to the Participant and the Option from time to time including but not limited to the any share retention policy and/or remuneration policy (together with the polic[y][ies] described at (iv), the “Policies”). Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. By accepting this Option, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and 1 Note to draft: include for employees only. 2 Note to draft: include for executive officers only. 3 Note to draft: include for those subject to the Dodd-Frank policy, along with the ‘Executive Officers’ policy described above

309864060 v3 31 effective for all purposes. ENDAVA PLC PARTICIPANT By: Executed by online acceptance <Forename> <Surname>

309864060 v3 32 Exhibit A OPTION AGREEMENT Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan. 1. GENERAL 1.1. Grant of Option The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”). 1.2. Incorporation of Terms of Plan The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. 2. PERIOD AND EXTENT OF EXERCISABILITY 2.1. Commencement of Exercisability (a) To the extent vested in accordance with the vesting schedule in the Grant Notice, subject to Sections 2.1(b), (c), (f) and (g) below, the Option shall be automatically exercised (without any act on the part of Participant) on the third anniversary of the Vesting Commencement Date (the “Automatic Exercise Date”). (b) Subject to Sections 2.1(f) and (g) below, where Participant’s Termination of Service (provided such Termination of Service constitutes a “separation from service” under Section 409A of the Code) is by reason of: (i) Participant’s: (A) injury; (B) Disability; (C) redundancy; or (D) retirement, (ii) a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 (or a transfer of employment by way of operation of Applicable Law in the jurisdiction in which the relevant Participant is employed); (iii) where Participant is employed by a Subsidiary, Participant’s employing entity ceasing to meet the definition of a Subsidiary in the Plan;

309864060 v3 33 (iv) any other reason as may be determined by the Administrator on a case by case basis or pursuant to a written policy, (each, a “Good Leaver Reason”), the Option shall be automatically exercised (without any act on the part of the Participant) on the 60th day following the date of such Termination of Service to the extent vested in accordance with the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be rounded down to the nearest whole Share. The 60th day following the date of such Termination of Service shall constitute the Automatic Exercise Date for purposes of this Section 2.1. (c) Subject to Sections 2.1(f) and (g) below, where Participant’s Termination of Service is by reason of his or her death, the Option shall be automatically exercised (without any act on the part of the Participant) on the 60th day following the date of such Termination of Service to the extent vested in accordance with the Vesting Schedule except that any fraction of a Share as to which the Option would be vested or exercisable will be rounded down to the nearest whole Share. The 60th day following the date of such Termination of Service shall constitute the Automatic Exercise Date for purposes of this Section 2.1. (d) Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason. (e) If the Option is automatically exercised pursuant to this Section 2.1, the Company shall notify the Participant of the automatic exercise as soon as reasonably practicable. (f) If, pursuant to this Section 2.1, the Automatic Exercise Date would occur on a day which is not a business day (the “Original Exercise Date”), such exercise will be delayed until the business day immediately following the Original Exercise Date (the earlier of such date and the Original Exercise Date being the “Exercise Date”). (g) Notwithstanding anything in this Section 2.1 to the contrary, to the extent that the Exercise Price per Share is equal to or exceeds the Fair Market Value per Share on the Exercise Date, then the Option shall not be exercised and instead shall be automatically forfeited without consideration. 2.2. Duration of Exercisability The Option will be forfeited immediately on the day following the Exercise Date. 2.3. Expiration of Option The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur: (a) The final expiration date in the Grant Notice; or

309864060 v3 34 (b) Participant’s Termination of Service for any reason other than a Good Leaver Reason. 3. EXERCISE OF OPTION 3.1. Person Eligible to Exercise During Participant’s lifetime, only Participant may exercise the Option, such exercise to occur automatically in accordance with Section 2.1 above. After Participant’s death, any exercisable portion of the Option shall be automatically exercised on behalf of Participant’s Designated Beneficiary as provided in the Plan, accordance with Section 2.1 above. 3.2. Partial Exercise If the Option is automatically exercised pursuant to Section 2.1 it will be exercised to the fullest extent possible, except that the Option may only be exercised for whole Shares. 3.3. Payment of Exercise Price and Tax Withholding (a) Notwithstanding Section 5.5 of the Plan, subject to Applicable Laws, Participant hereby authorizes any required withholding from the Shares issuable to Participant and/or otherwise agree to make adequate provision in cash for any sums required to satisfy (i) the payment of the Exercise Price; and (ii) the federal, state, local and foreign tax and withholding obligations of the Company or any parent or subsidiary that arise in connection with Participant’s Option (the “Withholding Taxes”). Specifically, pursuant to Section 3.3(b), Participant has agreed to a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby Participant has irrevocably agreed to sell a portion of the Shares to be delivered in connection with Participant’s Option to satisfy the payment of the Exercise Price and Withholding Taxes and whereby the FINRA Dealer committed to forward the proceeds necessary to satisfy the Exercise Price and Withholding Taxes directly to the Company and/or its parents or subsidiaries. If, for any reason, such “same day sale” commitment pursuant to Section 3.3(b) does not result in sufficient proceeds to satisfy the Exercise Price and/or Withholding Taxes or would be prohibited by Applicable Laws at the applicable time, Participant hereby authorizes the Company and/or the relevant parent or subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to the Exercise Price and all Withholding Taxes by one or a combination of the following: (i) withholding from any compensation otherwise payable to Participant by the Company or any parent or subsidiary; (ii) causing Participant to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (iii) withholding Shares from the Shares issued or otherwise issuable to Participant in connection with Participant’s Options with a Fair Market Value (measured as of the date Shares are issued to Participant) equal to the amount of such Exercise Price and/or Withholding Taxes; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and, if applicable, foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and, provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such

309864060 v3 35 Share withholding procedure will be subject to the prior approval of the Company’s Remuneration Committee. (b) Participant hereby acknowledges and agrees to the following: (i) Participant hereby appoints such FINRA Dealer appointed by the Company for purposes of this Section 3.3(b) as Participant’s agent (the “Agent”), and authorize the Agent: (A) to sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on the Exercise Date, the number (rounded up to the next whole number) of the Shares to be delivered to Participant in connection with the vesting of those Shares sufficient to generate proceeds to cover (A) the Withholding Taxes that Participant is required to pay pursuant to the Plan and this Agreement as a result of the Shares being issued; (B) the Exercise Price; and (C) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; and (B) to remit any remaining funds to Participant. (ii) Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section 3.3(b) (iii) Participant understands that the Agent may effect sales as provided in this Section 3.3(b) in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares underlying Participant’s Option as provided by in this Section 3.3(b) due to (A) a legal or contractual restriction applicable to Participant or the Agent, (B) a market disruption, or (C) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares underlying Participant’s Option, Participant will continue to be responsible for the timely payment to the Company of the Exercise Price and all Withholding Taxes and any other federal, state, local and foreign taxes that are required by Applicable Laws and regulations to be withheld, including but not limited to those amounts specified in this Section 3.3(b). (iv) Participant acknowledges that regardless of any other term or condition of this Section 3.3(b), the Agent will not be liable to Participant for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control. (v) Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 3.3(b). The Agent is a third-party beneficiary of this Section 3.3(b).

309864060 v3 36 (vi) Participant hereby agrees that if Participant has signed the Grant Notice at a time that Participant is in possession of material non-public information, unless Participant informs the Company in writing within five business days following the date Participant ceases to be in possession of material non- public information that Participant is not in agreement with the provisions of this Section 3.3(b), Participant not providing such written determination shall be a determination and agreement that Participant has agreed to the provisions set forth in this Section 3.3(b) on such date as Participant has ceased to be in possession of material non-public information. (vii) This Section 3.3(b) shall terminate not later than the date on which the Exercise Price and all Withholding Taxes arising in connection with the exercise of Participant's Option have been satisfied. (c) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax and/or social security liability. 4. OTHER PROVISIONS 4.1. Option Not a Service Contract. By accepting the Option, Participant acknowledges, understands and agrees that: (a) the Option is not an employment or service contract, and nothing in the Option will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company or any Subsidiary, or of the Company or any Subsidiary to continue Participant’s employment. In addition, nothing in Participant’s Option will obligate the Company or any Subsidiary, their respective shareholders, boards of directors, officers or employees to continue any relationship that Participant might have as a Director or consultant for the Company or any Subsidiary; (b) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (c) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past; (d) Participant’s options and any Shares acquired under the Plan on exercise of Participant’s options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments,

309864060 v3 37 bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments; (e) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty; (f) neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of Participant’s options or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares received; (g) for the purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date; and (ii) the period (if any) during which Participant may exercise the Option after such termination as a Service Provider, in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any; and the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence); and (h) no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary, waives his or her ability, if any, to bring any such claim, and release the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim. 4.2. No Advice Regarding Grant; No Liability for Taxes The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

309864060 v3 38 As a condition to accepting the Option, Participant hereby (a) agrees to not make any claim against the Company, any Subsidiary, or any of its or their officers, Directors, Employees related to tax or social security liabilities arising from the Option or other Company or Subsidiary compensation and (b) acknowledges that Participant was advised to consult with Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Option and has either done so or knowingly and voluntarily declined to do so. Participant acknowledges that this Option is not exempt from Section 409A and other guidance issued thereunder. The parties to the Agreement intend for this Option to comply with the requirements of Section 409A to avoid the rules related to the inclusion in income, taxes and penalties set forth in Section 409A(a)(1) of the Code and the Agreement shall be interpreted in accordance with such intent. However, the Participant acknowledges that the Company makes no representations or warranties regarding such compliance. 4.3. Adjustments Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. 4.4. Language Participant acknowledges that he or she is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of this Agreement. If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 4.5. Foreign Assets/Account, Exchange Control and Tax Reporting Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The applicable laws in Participant’s country may require that he or she report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations and he or she is encouraged to consult with his or her personal legal advisor for any details. 4.6. Notices Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Company Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or,

309864060 v3 39 if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company. 4.7. Titles Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. 4.8. Conformity to Applicable Laws Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and this Option may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable. 4.9. Successors and Assigns The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. 4.10. Limitations Applicable to Section 16 Persons Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule. 4.11. Entire Agreement The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Participant in each case that specifies the terms that should govern this Option. 4.12. Agreement Severable

309864060 v3 40 In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement. 4.13. Limitation on Participant’s Rights Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof. 4.14. Counterparts The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument. 4.15. Choice of Law The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute. 4.16. Other Documents Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy. 4.17. Corporate Events The Option is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on Participant’s behalf with respect to any escrow, indemnities and any contingent consideration. 4.18. Non-Exempt U.S. Employees The Option, whether or not vested, if granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, will not be first exercisable for any Shares until at least six months following the Grant Date. Notwithstanding

309864060 v3 41 the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of the Option may be exercised earlier than six months following the Grant Date in the event of (i) the Participant’s death or Disability, (ii) a Corporate Event in which the Option is not assumed, continued or substituted, (iii) a Change in Control, or (iv) the Participant’s retirement (as such term may be defined in the Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4.18 is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of the Option will be exempt from Participant’s regular rate of pay.

309864060 v3 42 SCHEDULE 3 SHARE SUCCESS PLAN OPTION GRANT NOTICE (NON-US) ENDAVA PLC Capitalized terms not specifically defined in this Share Success Plan Option Grant Notice (Non-US) (the “Grant Notice”) have the meanings given to them in the Share Success Plan (as amended from time to time, the “Plan”) of Endava Plc (the “Company”). The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Participant: Grant Date: Exercise Price per Share: Number of Shares Subject to the Option: Type of Shares Subject to the Option [ADSs] Total Cost to acquire Shares under Option Final Expiration Date: The day before the 10th anniversary of the Grant Date Vesting Commencement Date: Vesting Schedule: 1/36th of the total Shares under Option will vest on the one- month anniversary of the Vesting Commencement Date, and 1/36th of the total Shares will vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to Participant remaining continuously a Service Provider as of each such date. Exercisability Schedule: In accordance with Section 2 of the Agreement Type of Option: Non-Qualified Option Participant may reject the grant of the Option by notifying the Company in writing by email to Shareplans@endava.com, to be received no later than 5:00 pm GMT on the 30th day after the date of this letter. If Participant rejects the grant of the Option in accordance with the foregoing, the Option

309864060 v3 43 shall be cancelled in full for no consideration and Participant shall have no further right, title or interest therein and the Option shall be treated as never having been granted. If Participant does not timely indicate Participant’s rejection of the grant of the Option, Participant will be deemed to have accepted the Option. By accepting the grant of the Option in accordance with the foregoing, Participant confirms that they do not hold any material non-public information and are not subject to a blackout period in accordance with any Company insider trading policy and agrees to be bound by the terms of this (i) Grant Notice, (ii) the Plan, (iii) the Agreement, (iv) any compensation recovery policy that is adopted by the Company or compensation recoupment requirement otherwise required by applicable law, including but not limited to the [Company’s clawback policy for recoupment of incentive compensation (All-Employee)]4[Company’s clawback policy for recoupment of incentive compensation (Executive Officers)]5 [and the Company’s Incentive Compensation Recoupment Policy 2023]6 as may be amended, restated, supplemented or otherwise modified from time to time, and (v) any Group Company policy that may be applicable to the Participant and the Option from time to time including but not limited to the any share retention policy and/or remuneration policy (together with the polic[y][ies] described at (iv), the “Policies”). Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. By accepting this Option, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. ENDAVA PLC __________________________________ By: _______________________________ John Cotterell CEO 4 Note to draft: include for employees only. 5 Note to draft: include for executive officers only. 6 Note to draft: include for those subject to the Dodd-Frank policy, along with the ‘Executive Officers’ policy described above

309864060 v3 44 Exhibit A OPTION AGREEMENT Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan. 1. GENERAL 1.1. Grant of Option The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”). 1.2. Incorporation of Terms of Plan The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. 2. PERIOD AND EXTENT OF EXERCISABILITY 2.1. Commencement of Exercisability (a) To the extent vested in accordance with the vesting schedule in the Grant Notice, subject to 2.1(b) and (c) below, the Option will become exercisable ordinarily on the third anniversary of the Vesting Commencement Date. (b) Where Participant’s Termination of Service is by reason of: (i) Participant’s: (A) injury; (B) Disability; (C) redundancy; or (D) retirement, (ii) a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 (or a transfer of employment by way of operation of Applicable Law in the jurisdiction in which the relevant Participant is employed); (iii) where Participant is employed by a Subsidiary, Participant’s employing entity ceasing to meet the definition of a Subsidiary in the Plan; (iv) any other reason as may be determined by the Administrator on a case by case basis or pursuant to a written policy,

309864060 v3 45 (each, a “Good Leaver Reason”), the Option will become exercisable to the extent vested in accordance with the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be rounded down to the nearest whole Share. (c) Where Participant’s Termination of Service is by reason of his or her death, the Option will become exercisable to the extent vested in accordance with the Vesting Schedule except that any fraction of a Share as to which the Option would be vested or exercisable will be rounded down to the nearest whole Share. (d) Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason. 2.2. Duration of Exercisability The Vesting Schedule is cumulative. Subject to 2.3 below, any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration. 2.3. Expiration of Option (a) the final expiration date in the Grant Notice; (b) except as the Administrator may otherwise approve, the expiration of six (6) months from the date of Participant's Termination of Service for a Good Leaver Reason; (c) except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant's Termination of Service by reason of Participant's death; (d) Participant's Termination of Service for any reason other than a Good Leaver Reason; and (e) immediately upon a Corporate Event if the Administrator has determined that the Option will terminate in connection with a Corporate Event. Notwithstanding the foregoing, if Participant dies during the period provided in Section 2.3(b) above, the term of the Option shall not expire until the earlier of (i) one (1) year after Participant’s death, (ii) upon any termination of the Option in connection with a Corporate Event, or (iii) the Final Expiration Date indicated in the Grant Notice. Additionally, the post-termination exercise period of the Option may be extended as provided in the Plan. 3. EXERCISE OF OPTION 3.1. Person Eligible to Exercise During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

309864060 v3 46 3.2. Partial Exercise Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares. 3.3. Payment of Exercise Price and Tax Withholding (a) Unless otherwise determined by the Administrator, subject to any Company insider trading policy (including blackout periods) and Applicable Laws, the payment of the Exercise Price of the Option and any tax and/or social security withholding obligations arising in connection with the Option shall be paid by one or more of the methods provided at Section 5.5 or 7.5 (as applicable) of the Plan. (b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax and/or social security liability. 4. OTHER PROVISIONS 4.1. Option Not a Service Contract. By accepting the Option, Participant acknowledges, understands and agrees that: (a) the Option is not an employment or service contract, and nothing in the Option will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company or any Subsidiary, or of the Company or any Subsidiary to continue Participant’s employment. In addition, nothing in Participant’s Option will obligate the Company or any Subsidiary, their respective shareholders, boards of directors, officers or employees to continue any relationship that Participant might have as a Director or consultant for the Company or any Subsidiary; (b) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (c) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past; (d) Participant’s options and any Shares acquired under the Plan on exercise of Participant’s options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any

309864060 v3 47 severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments; (e) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty; (f) neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of Participant’s options or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares received; (g) for the purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date; and (ii) the period (if any) during which Participant may exercise the Option after such termination as a Service Provider, in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any; and the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence); and (h) no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary, waives his or her ability, if any, to bring any such claim, and release the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim. 4.2. No Advice Regarding Grant; No Liability for Taxes The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

309864060 v3 48 As a condition to accepting the Option, Participant hereby (a) agrees to not make any claim against the Company, any Subsidiary, or any of its or their officers, Directors, Employees related to tax or social security liabilities arising from the Option or other Company or Subsidiary compensation and (b) acknowledges that Participant was advised to consult with Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Option and has either done so or knowingly and voluntarily declined to do so. 4.3. Adjustments Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. 4.4. Language Participant acknowledges that he or she is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of this Agreement. If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 4.5. Foreign Assets/Account, Exchange Control and Tax Reporting Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The applicable laws in Participant’s country may require that he or she report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations and he or she is encouraged to consult with his or her personal legal advisor for any details. 4.6. Notices Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Company Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

309864060 v3 49 4.7. Titles Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. 4.8. Conformity to Applicable Laws Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and this Option may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable. 4.9. Successors and Assigns The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. 4.10. Limitations Applicable to Section 16 Persons Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule. 4.11. Entire Agreement The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Participant in each case that specifies the terms that should govern this Option. 4.12. Agreement Severable In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

309864060 v3 50 4.13. Limitation on Participant’s Rights Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof. 4.14. Counterparts The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument. 4.15. Choice of Law The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute. 4.16. Other Documents Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy. 4.17. Corporate Events. The Option is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

309864060 v3 51 SCHEDULE 4 SHARE SUCCESS PLAN CSOP OPTION GRANT NOTICE ENDAVA PLC Capitalized terms not specifically defined in this CSOP Option Grant Notice (the “Grant Notice”) have the meanings given to them in the Share Success Plan (as amended from time to time, the “Plan”) of Endava Plc (the “Company”). The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Participant: Grant Date: [Date of Deed Poll] Exercise Price per Share: Number of Shares Subject to the Option: Type of Shares Subject to the Option [ADSs] Total Cost to acquire Shares under Option: USD Restrictions to which the Shares are subject (if any): See appendix Final Expiration Date: The day before the 10th anniversary of the Grant Date Vesting Commencement Date: Vesting Schedule: 1/36th of the total Shares under Option will vest on the one-month anniversary of the Vesting Commencement Date, and 1/36th of the total Shares will vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to Participant remaining continuously a Service Provider as of each such date. Exercisability Schedule: In accordance with Section 2 of the Agreement. Please note that the tax treatment of a CSOP Option may change if the CSOP Option is

309864060 v3 52 exercised prior to the third anniversary of the Grant Date. Type of Option: CSOP Option subject to the provisions of the CSOP Sub-Plan, to Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003, and any other legislation applying to Schedule 4 CSOPs. This statement shall take precedent over any conflicting statement about the terms of the Option. Participant may reject the grant of the Option by notifying the Company in writing by email to Shareplans@endava.com, to be received no later than 5:00 pm GMT on the 30th day after the date of issue of the Option Grant Notice. If Participant rejects the grant of the Option in accordance with the foregoing, the Option shall be cancelled in full for no consideration and Participant shall have no further right, title or interest therein and the Option shall be treated as never having been granted. If Participant does not timely indicate Participant’s rejection of the grant of the Option, Participant will be deemed to have accepted the Option. By accepting the grant of the Option in accordance with the foregoing, Participant confirms that they do not hold any material non- public information and are not subject to a blackout period in accordance with any Company insider trading policy and agrees to be bound by the terms of this (i) Grant Notice, (ii) the Plan, (iii) the Agreement, (iv) any compensation recovery policy that is adopted by the Company or compensation recoupment requirement otherwise required by applicable law, including but not limited to the [Company’s clawback policy for recoupment of incentive compensation (All-Employee)]7[Company’s clawback policy for recoupment of incentive compensation (Executive Officers)]8 [and the Company’s Incentive Compensation Recoupment Policy 2023]9 as may be amended, restated, supplemented or otherwise modified from time to time, and (v) any Group Company policy that may be applicable to the Participant and the Option from time to time including but not limited to the any share retention policy and/or remuneration policy (together with the polic[y][ies] described at (iv), the “Policies”). Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. By accepting this Option, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. 7 Note to draft: include for employees only. 8 Note to draft: include for executive officers only. 9 Note to draft: include for those subject to the Dodd-Frank policy, along with the ‘Executive Officers’ policy described above

309864060 v3 53 ENDAVA PLC __________________________________ By: _______________________________ John Cotterell CEO

309864060 v3 54 CSOP OPTION AGREEMENT Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan and the CSOP Sub-Plan. References herein to the Plan include the CSOP Sub-Plan unless otherwise required by the context. 1. GENERAL 1.1. Grant of Option The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”). 1.2. Incorporation of Terms of Plan The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. 2. PERIOD AND EXTENT OF EXERCISABILITY 2.1. Commencement of Exercisability (a) To the extent vested in accordance with the vesting schedule in the Grant Notice, subject to 2.1(a) and (c) below, the Option will become exercisable ordinarily on the third anniversary of the Vesting Commencement Date. (b) Where Participant is a Good Leaver, the Option will become exercisable to the extent vested in accordance with the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be rounded down to the nearest whole Share. (c) Where Participant’s Termination of Service is by reason of his or her death, the Option will become exercisable for a twelve (12) month period from the date of such death to the extent vested in accordance with the Vesting Schedule except that any fraction of a Share as to which the Option would be vested or exercisable will be rounded down to the nearest whole Share. (d) Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason. 2.2. Duration of Exercisability The Vesting Schedule is cumulative. Subject to 2.3 below, any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

309864060 v3 55 2.3. Expiration of Option The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur: (a) The final expiration date in the Grant Notice; (b) The expiration of six (6) months from the date of Participant’s Termination of Service for a Good Leaver Reason; (c) The expiration of one (1) year from the date of Participant’s death; (d) Participant’s Termination of Service for any reason other than a Good Leaver Reason; and (e) Immediately upon a Corporate Event if the Administrator has determined that the Option will terminate in connection with a Corporate Event. Notwithstanding the foregoing, if Participant dies during the period provided in Section 2.3(b) above, the term of the Option shall not expire until the earlier of (i) one (1) year after Participant’s death, (ii) upon any termination of the Option in connection with a Corporate Event, or (iii) the Final Expiration Date indicated in the Grant Notice. 3. EXERCISE OF OPTION 3.1. Person Eligible to Exercise During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s personal representative. 3.2. Partial Exercise Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares. 3.3. Payment of Exercise Price and Tax Withholding (a) Unless otherwise determined by the Administrator, subject to any Company insider trading policy (including blackout periods) and Applicable Laws, the payment of the Exercise Price of the Option and any tax and/or social security withholding obligations arising in connection with the Option shall be paid by one or more of the methods provided at rule 19 of the CSOP Sub-Plan. (b) If Participant does not fulfil his obligations under the Plan in respect of any Tax Liability arising from the exercise of an Option within seven days after the date of exercise and Shares are readily saleable at that time, the Company shall withhold Sufficient Shares from the Shares which would otherwise be delivered to Participant. From the net proceeds of sale of those withheld Shares, the Company shall pay to Participant’s employer or former employer an amount equal to the Tax Liability and shall pay any balance to the Participant.

309864060 v3 56 (c) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax and/or social security liability. (d) Depending on the circumstances, on exercise of the Option Participant may have an income tax liability under PAYE and may be required to pay National Insurance Contributions (“NICs”). If so, then: (i) the Company or the company which employs Participant may require Participant to pay amounts in respect of PAYE and primary (employee) NICs liability in cash arising from exercise of the Option; and (ii) in some circumstances the Company may withhold the number of Shares required to meet the liabilities in respect of PAYE and primary (employee) class 1 NICs. (e) Participant’s Option may only be exercised if Participant confirms (in writing) Participant’s agreement to the requirements of the CSOP Sub-Plan relating to PAYE and NICs (rule 18). This may be done at the time of exercise. 4. OTHER PROVISIONS 4.1. Option Not a Service Contract. By accepting the Option, Participant acknowledges, understands and agrees that: (a) the Option is not an employment or service contract, and nothing in the Option will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company or any Subsidiary, or of the Company or any Subsidiary to continue Participant’s employment; (b) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (c) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past; (d) Participant’s options and any Shares acquired under the Plan on exercise of Participant’s options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments,

309864060 v3 57 bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments; (e) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty; (f) neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of Participant’s options or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares received; and (g) no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary, waives his or her ability, if any, to bring any such claim, and release the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim. 4.2. No Advice Regarding Grant; No Liability for Taxes The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. As a condition to accepting the Option, Participant hereby (a) agrees to not make any claim against the Company, any Subsidiary, or any of its or their officers, Directors, Employees related to tax or social security liabilities arising from the Option or other Company or Subsidiary compensation and (b) acknowledges that Participant was advised to consult with Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Option and has either done so or knowingly and voluntarily declined to do so. 4.3. Adjustments Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan (subject to the specific provisions set out in the CSOP Sub-Plan and Schedule 4). 4.4. Notices

309864060 v3 58 Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Company Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company. 4.5. Titles Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. 4.6. Conformity to Applicable Laws Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. 4.7. Successors and Assigns The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. 4.8. Limitations Applicable to Section 16 Persons Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule. 4.9. Entire Agreement The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Participant in each case that specifies the terms that should govern this Option.

309864060 v3 59 4.10. Agreement Severable In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement. 4.11. Limitation on Participant’s Rights Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof. 4.12. Data Privacy For the purpose of operating the CSOP Sub-Plan, the Company will collect and process information relating to Participant in accordance with an appropriate privacy notice which is provided to Participant from time to time. 4.13. Counterparts The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument. 4.14. CSOP Options This Option is intended to be a CSOP option granted in accordance with Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 and subject to the provisions of the CSOP Sub-Plan and to the extent this option does not qualify as a CSOP option, it is intended to be an unapproved option. This statement shall take precedence over any conflicting statement about the terms of the Option. In no event shall the Board or a Constituent Company or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the option to qualify for any reason as a CSOP option. 4.15. Choice of Law The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

309864060 v3 60 4.16. Other Documents Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy. 4.17. Corporate Events The Option is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

309864060 v3 61 Appendix CSOP Options Summary of Restrictions In addition to those noted in the Agreement, the Shares are subject to the following restrictions: None